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                                                                   EXHIBIT 10.35


               SECOND SUPPLEMENTAL SUBSIDIARY GUARANTEE AGREEMENT

         Second Supplemental Subsidiary Guarantee Agreement (this "Supplemental Subsidiary Guarantee Agreement") dated August 6, 2004, among Seabulk International, Inc., a Delaware corporation (the "Borrower") and Fortis Capital Corp. (the "Agent").

                              PRELIMINARY STATEMENT

         Pursuant to the terms of the Swap Agreements, each of the Counterparties agreed to provide the Borrower with an interest rate swap to enable the Borrower to manage its interest rate exposure. As a condition to providing such Swap Agreements and any other Swap Agreements from time to time outstanding, each of the Counterparties has requested that the Subsidiary Guarantors, jointly and severally, guarantee the Obligations of the Borrower under the Swap Agreements by entering into the Guarantee Agreement and securing the Subsidiary Guarantors' obligations hereunder by granting to the Agent, on behalf of the Counterparties, a lien in, to and under the Guarantee Collateral. The Borrower has requested that the SEABULK ARKANSAS (the "Released Vessels") owned by one of the Subsidiary Guarantors be released from the Mortgages thereon and that the SEABULK FALCON II owned by the Assignor, a wholly-owned subsidiary of the Borrower, be substituted therefor. In order to induce the Counterparties to release the Released Vessel, Seabulk Falcon II, Inc. ("Owner") has agreed to grant to the Agent, on behalf of the Counterparties, a lien in, to and under the SEABULK FALCON II (the "New Vessel") and the Collateral related thereto so that the New Vessel shall be deemed for all purposes a "Vessel" under the Transaction Documents.

         All things necessary to make this Second Supplemental Subsidiary Guarantee Agreement a valid agreement of the Borrower, Owner and the other Subsidiary Guarantors in accordance with its terms have been done.

         NOW, THEREFORE, and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Agent and each of the Counterparties, as follows:

                  (i) Owner hereby confirms that it unconditionally and irrevocably guarantees, jointly and severally, to the Agent and the Counterparties (i) the full and prompt payment of an amount equal to each and all of the payments and other sums when and as the same shall become due, required to be paid by the Borrower under each of the Swap Agreements and (ii) the full and prompt performance and observance by the Borrower of the obligations, covenants and agreements required to be performed and observed by the Borrower under each of the Swap Agreements (items (i) and (ii), the "Subsidiary Guarantee Obligations"). Owner hereby confirms that it irrevocably and unconditionally agrees that upon any default by the Borrower in the payment, when due, of any amounts (including amounts in respect of fees and indemnification owing to the Agent or the Counterparties) due under the Swap Agreements, Owner will promptly pay the same within ten (10) days after receipt


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of written demand therefor from the Agent or any Counterparty. Owner further hereby confirms that it irrevocably and unconditionally agrees that upon any default by the Borrower in any of its obligations, covenants and agreements required to be performed and observed by the Borrower under the Swap Agreements, Owner will effect the observance of such obligations, covenants and agreements within ten (10) days after receipt of written demand therefor from the Agent or any Counterparties.

         Owner further confirms that it agrees that the Subsidiary Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from Owner and that Owner will remain bound under the Subsidiary Guarantee Agreement notwithstanding any extension or renewal of any Subsidiary Guarantee Obligation. Owner confirms that it is subject to all the provisions of the Subsidiary Guarantee Agreement applicable to a Subsidiary Guarantor. Without limiting the effect of the foregoing, Owner hereby agrees that it is hereby bound by the provisions of Section 5.02 of the Subsidiary Guarantee Agreement relating to the assignment to the Agent as security, and hereby grants to the Agent a security interest in (subject to the provisions of the Assignment of Earnings and Insurances), all the freights, hires, charters and Insurances to which Owner is entitled in respect of the New Vessel and the other Vessels that it owns subject to the Mortgages.

         SECTION 2. The Subsidiary Guarantee Agreement, as supplemented and amended by this Second Supplemental Subsidiary Guarantee Agreement and all other Subsidiary Guarantee Agreements supplemental thereto, is in all respects ratified and confirmed, and the Subsidiary Guarantee Agreement, this Second Supplemental Subsidiary Guarantee Agreement and all Subsidiary Guarantee Agreements supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Subsidiary Guarantee Agreement by any of the provisions of the Subsidiary Guarantee Agreement, such required provision shall control.

         SECTION 4. All covenants and agreements in this Second Supplemental Subsidiary Guarantee Agreement by Owner shall bind its successors and assigns, whether so expressed or not.

         SECTION 5. In case any provision in this Second Supplemental Subsidiary Guarantee Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 6. Nothing in this Second Supplemental Subsidiary Guarantee Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Counterparties any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Subsidiary Guarantee Agreement.

         SECTION 7. THIS SECOND SUPPLEMENTAL CREDIT AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

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         SECTION 8. All terms used in this Second Supplemental Subsidiary
Guarantee Agreement not otherwise defined herein that are defined in Appendix A to the Subsidiary Guarantee Agreement shall have the meanings set forth therein.

         SECTION 9. This Second Supplemental Subsidiary Guarantee Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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         WHEREOF, the parties have caused this Supplemental Subsidiary Guarantee
Agreement to be duly executed as of the date first written above.

SEABULK INTERNATIONAL, INC.,
 as Borrower,

         /s/ PATRICE M. JOHNSTON
         ---------------------------------
         Name:  Patrice M. Johnston
         Title: Attorney-in-Fact


FORTIS CAPITAL CORP.
 as Agent,

         /s/ CHR. TOBIAS BACKER
         ---------------------------------
         Name: Chr. Tobias Backer
         Title: Vice President


         /s/ Julian Proctor
         ---------------------------------
         Name:  Julian Proctor
         Title: Vice President


SEABULK FALCON II, INC.,  hereby
acknowledges and agrees to the terms,
conditions and provisions of the above
Second Supplemental Subsidiary Guarantee
Agreement.


         /s/ PATRICE M. JOHNSTON
         ---------------------------------
         Name:  Patrice M. Johnston
         Title: Attorney-in-Fact





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